Exhibit 3.46

ARTICLES OF INCORPORATION

OF
[               ], INC.

Article I: The name of the corporation is [     ]

Article II: The number of shares the corporation is authorized to issue is [     ].

Article III: The street address of the corporation’s initial registered office in Kentucky is [     ], and the name of the initial registered agent at that office is [     ].

Article IV: The mailing address of the corporation’s principal office is [     ].

Article V: The name and mailing address of each incorporator is

Name Street or PO Box Number City State Zip Code

Name Street or PO Box Number City State Zip Code

Name Street or PO Box Number City State Zip Code

Executed by the Incorporator(s) on
Date

Signature of Incorporator

Executed by the Incorporator(s) on
Date

Signature of Incorporator

Executed by the Incorporator(s) on
Date

Signature of Incorporator

I, [     ], consent to serve as the registered agent on behalf of the corporation.

Signature of Registered Agent
[Title of Registered Agent]